Exhibit 10.1

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

September 13, 2018

BUSINESS UNDERSTANDING AGREEMENT

CSP Technologies, Inc. (“CSP”), and Zosano Pharma Corp. (“Zosano”) agree to enter into this Business Understanding Agreement with respect to the following:

Scope: [***] and [***] of the [***] (collectively, the “Product”).

Overview:

•	CSP is a supplier of injection-molded components and assemblies.

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CSP performs design and development services to create opportunities to manufacture products on a commercial basis. Manufacturing is CSP’s primary business and CSP expects to manufacture the Product [***] for commercialization.

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Zosano is a clinical-stage biopharmaceutical company focused on providing systemic administration of therapeutics to patients using its proprietary Adhesive Dermally-Applied Microarray (“ADAM”) technology. Zosano is focused on developing products where rapid administration of established molecules with known safety and efficacy profiles provides an increased benefit to patients, for markets where patients remain underserved by existing therapies.

Project:

•	CSP shall work with Zosano in a strictly confidential manner to [***] in order to ramp up production and produce [***] batches of the Product.

•	Budgetary cost assumptions for Tech Transfer are outlined in Annex 1.

•	CSP shall work with Zosano to build and qualify [***] including [***].

•	CSP shall work with Zosano to qualify all utilities required for the operation of [***] and [***].

•	CSP shall work with Zosano to establish Master Batch Records and Standard Operating Procedures for producing the Product.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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[***] is responsible for providing, all validation protocols and test methods relating to the forming and cleaning processes required to produce the Product. [***] will author IQ and OQ documentation for the [***], and [***] will execute these protocols with [***]’s assistance. CSP and Zosano will jointly develop [***] for the [***] for [***] to execute. [***] will transfer to [***] validation protocols and test methods relating to incoming materials required to produce the Product, and [***] will transfer to [***] finished Product testing protocols. [***] will conduct release testing on incoming materials and finished Product accordingly.

•	[***] shall work with [***] to establish a quality system that must comply with [***].

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Zosano and CSP will organize a team comprising of appropriate members from each company. This team will agree to a plan for the Project, which will include a Project schedule and a description of the Project deliverables.

•	[***] will fund the infrastructure required to support the Project as outlined in Annex 1.

•	Upon Tech Transfer, CSP will supply Product, which shall include the [***] of the Product, using agreed upon specifications, for [***] and [***] batches as per the unit pricing outlined in Annex 1.

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To the extent Zosano owns any intellectual property relating to the Product or the processes required to produce the Product, Zosano will grant CSP a royalty free license to produce the Product on behalf of Zosano or its customers.

Supply Agreement: It is the intention of CSP and Zosano that the parties will negotiate and execute a Supply Agreement for commercial supply of the Product. The Supply Agreement will address the following points:

•	The parties will enter into a Supply Agreement with terms addressing supply and delivery, warranties, indemnity, liability, and termination. Such terms shall be in accordance with industry standards.

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CSP will be the [***] manufacturer of the Product. The Supply Agreement will set forth the rights and remedies of the parties in the event that CSP is unable to provide the quality and quantity of Product required by the Supply Agreement for an indefinite period of time and, as a result, [***].

•	CSP will supply Product to support commercial volumes [***] as per the unit pricing outlined in Annex 1.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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To the extent Zosano owns any intellectual property relating to the Product or the processes required to produce the Product, Zosano will grant CSP a royalty free license to produce the Product on behalf of Zosano or its customers.

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[***] will pay for the equipment outlined in Annex 2 required to produce and perform quality tests on the Product. [***] will also pay for any additional equipment as mutually agreed to by the parties that may be necessary to produce and perform the quality tests.

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[***] shall own the equipment and will be responsible for the cost of maintenance activities that are beyond typical preventative maintenance activities. At the conclusion of the Tech Transfer Phase, CSP and Zosano will work together to develop a budget for these activities.

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Zosano will be responsible for compliance with all regulatory requirements relating to the Project and the Product, however, CSP will maintain its facilities and equipment therein, in compliance with local and federal regulations.

•	[***] will be responsible for any services and/or materials supplied by third party suppliers, which are required for CSP to supply Product.

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The initial term of the Supply Agreement shall commence on the date of commercial manufacturing and shall be for a duration equal to the period of time required for CSP to produce, and Zosano to purchase, 25 million units of Product. Upon expiration of the initial term of the Supply Agreement, the Agreement shall automatically renew for successive terms of [***], unless either party provides the other party with a notice of non- renewal at least [***] prior to the end of the current term.

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If Zosano, or a third party that acquires Zosano, wishes to terminate the Supply Agreement prior to the expiration of the initial term, such party will pay CSP a termination fee equal to $500,000 for every 5 million units of Product short of the minimum purchase quantity of 25 million units of Product. For example, if such party wishes to terminate the Supply Agreement after CSP has supplied only 10 million units of Product, then such party will pay CSP a termination fee in the amount of $1,500,000.

Annex 1

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The pricing set forth in Annex 1 is effective for [***] from the date of the last signature to this Business Understanding Agreement. Thereafter, the pricing may be subject to increase due to inflation. The pricing will be adjusted based on the immediately preceding [***] period in the [***].

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

This Business Understanding Agreement is signed below on the dates set forth below by an authorized representative for CSP and Zosano:

CSP Technologies, Inc.		Zosano Pharma Corp.

By:	/s/ John Belfance	By:	/s/ John Walker

Date:	09/28/2017	Date:	9/27/18

ANNEX 1

Omitted pursuant to Regulation S-K, Item 601(a)(5).

ANNEX 2

Omitted pursuant to Regulation S-K, Item 601(a)(5).